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                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549



                             FORM 8-K


                          CURRENT REPORT



                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934



                  Date of Report:  April 10, 1998




                             VIAD CORP
      (Exact name of registrant as specified in its charter)



          DELAWARE                  001-11015        36-1169950
(State or other jurisdiction of    (Commission    (I.R.S. Employer
incorporation or organization)     File Number)   Identification No.)


1850 N. CENTRAL AVE., PHOENIX ARIZONA             85077
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code (602) 207-4000


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ITEM 5. OTHER EVENTS.

       In a press release dated April 6, 1998, Viad Corp ("Viad") announced that it would acquire MoneyGram Payment Systems, Inc. ("MoneyGram"), a provider of consumer money wire transfer services. On April 10, 1998, Viad commenced a cash tender offer through the filing of Schedule 14D-1 with the Securities and Exchange Commission for all outstanding MoneyGram shares at a purchase price of $17 per share. The offer is subject to customary conditions, including regulatory approvals and the valid tender of a majority of MoneyGram's outstanding shares.

       In a separate press release also dated April 6, 1998, Viad announced the sale of Aircraft Services International Group.

       Copies of the press releases are attached as Exhibits to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       (c)  Exhibits.

           99.1 Press Release
           99.2 Press Release


                            SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VIAD CORP
                                        By: /s/ Richard C. Stephan
                                        --------------------------
                                        Richard C. Stephan
                                        Vice President - Controller


DATE: April 10, 1998